Exhibit 16.1

December 15, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549-7561

Dear Sirs/Madams:

We have read Entertainment Games, Inc’s statements included under Item 14 of its Amendment No. 1 to Form 10-12G in response to Item 304(a) of Regulation S-K, and we agree with such statements concerning our firm, Clifton Gunderson LLP, which acquired Stockton Bates LLP on June 1, 2010.

Sincerely,

CLIFTON GUNDERSON LLP

10700 Research Drive, Suite 200 Milwaukee, Wisconsin 53226 tel: 414.476.1880 fax: 414.476.7286 www.cliftoncpa.com	Offices in 15 states and Washington, DC